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                                                                 EXHIBIT 23.3.2

                 [FORREST A. GARB & ASSOCIATES, INC. LETTERHEAD]







                        CONSENT OF INDEPENDENT ENGINEERS



         We consent to the inclusion in this registration statement on Post-Effective Amendment to Form S-1 for the Mewbourne Energy 02-03 Drilling Programs of the summary of the Reserve Report as of January 1, 2003, for Mewbourne Development Partners 93-A, L.P., Mewbourne Development Partners 93-B, L.P., Mewbourne Development Partners 94-A, L.P., Mewbourne Development Partners 94-B, L.P., Mewbourne Development Partners 94-C, L.P., Mewbourne Energy Partners 94 Private, L.P., Mewbourne Energy Partners 95-A, L.P., Mewbourne Energy Partners 95-B, L.P., Mewbourne Energy Partners 96-A, L.P., Mewbourne Energy Partners 97-A, L.P., Mewbourne Energy Partners 98-A, L.P., Mewbourne Energy Partners 99-A, L.P., Mewbourne Energy Partners 00-A, L.P., and Mewbourne Energy Partners 01-A, L.P., as audited by us. We also consent to the reference therein to our firm as an "Independent Expert."



                                       /s/  Forrest A. Garb & Associates, Inc.
                                       ---------------------------------------
                                       FORREST A. GARB & ASSOCIATES, INC.

                                       Dallas, Texas
                                       March 7, 2003